                                                                     EXHIBIT 2.2

                              BROOKWOOD METROPLEX
                              BIRMINGHAM, ALABAMA


                                FIRST AMENDMENT
                                ---------------
                        TO PURCHASE AND SALE AGREEMENT
                        ------------------------------

     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Amendment") is made as of the ____ day of November, 1999 by and between FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES VIII, a Florida limited partnership ("Seller"), METROPLEX, L.L.C., an Alabama limited liability company ("Metroplex"), and PARCEL II, L.L.C., an Alabama limited liability company ("Parcel II"; Metroplex and Parcel II are sometimes collectively referred to herein as the "Purchaser").

                                   RECITALS
                                   --------

A. Seller and Boardwalk Management Corporation, an Alabama Corporation ("Boardwalk") entered into that certain Purchase and Sale Agreement dated as of July 30, 1999 (the "Initial Agreement") with respect to the purchase and sale of that certain real property and the two (2) office buildings located thereon located in Birmingham, Alabama and commonly known as Brookwood Metroplex.

B. Boardwalk assigned all of its rights and obligations under the Initial Agreement to Purchaser pursuant to that certain Assignment of Contract dated November 18, 1999 by and among Boardwalk, Metroplex and Parcel II and consented to by Seller (the "Contract Assignment"; the Initial Agreement and the Contract Assignment and collectively referred to herein as the "Original Agreement").

C. Seller and Purchaser desire to modify the Original Agreement as herein set forth.

     THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.   Defined Terms. Each capitalized term used but not defined herein shall have
     -------------
the meaning ascribed to it in the Original Agreement.

2.   Initial Proration of Real Estate and Personal Property Taxes at Closing.
     -----------------------------------------------------------------------
Section 4.C.(ii)(b) of the Initial Agreement presently provides that if the actual taxes and assessments are not known as of Closing, the proration of real estate and personal property taxes at Closing shall be based upon the most recent assessed values and tax rates. Seller and Purchaser hereby agree that, unless the actual tax bills payable on or before December 31, 1999 have been issued as of Closing (and reflect the reduction in the 1999 Valuation defined and described in Paragraph 3 below), that the proration of real estate and personal property taxes at Closing shall be made by applying the rates and formulas used to calculate the tax bills payable on December 31, 1998 to a 1999 valuation of $10,721,600. Reproration of such taxes shall be handled as provided in the Initial Agreement, as modified as provided in Paragraph 3 below.

3.   Appeal of Assessed Valuation; Extension of True Up and Reproration Date.
     -----------------------------------------------------------------------
Prior to the date hereof, Seller initiated an appeal of, and Seller is presently appealing, the 1999 valuation (the "1999 Valuation") of the Real Property with the Jefferson County Board of Equalization (the "Appeal"). Such Appeal is being prosecuted pursuant to Section 4.C.(ii)(h) of the Initial Agreement. Subsequent to Closing, Seller shall continue to prosecute such Appeal (and any further appeals of any revised valuations issued after or in connection with such Appeal). Purchaser and Seller hereby agree that: (1) Seller shall be responsible for twenty-five percent (25%) of the costs incurred by Seller to prosecute such Appeal and, if successful, obtain any reduction of the 1999 Valuation (including, without limitation, the costs for AVTAX [not to exceed $4,000] and Equity Property Tax Group, a wholly-owned subsidiary of Equity Office Properties Trust), and Purchaser shall be responsible for seventy-five percent (75%) of such costs incurred by Seller; (2) in the event that the total amount of such costs are not known at Closing, then, at Closing, Seller and Purchaser shall pay twenty-five percent (25%) and seventy-five (75%), respectively, of the estimated amount of such costs as of Closing (with Seller receiving a credit and Purchaser being charged for Purchaser's proportionate share of such costs, as Seller has incurred such costs as of Closing), and, subsequent to Closing, Seller and Purchaser shall reprorate such costs upon determination of the actual amount thereof, based on the percentages set forth in subclause (1) of this sentence; (3) such reproration shall occur as part of the True Up and the reprorations under Sections 4.C.(ii)(b) and 4.C.(ii)(f) of the Initial Agreement shall take into account the costs incurred and savings realized as a result of such reduction in the 1999 Valuation; and (4) since the final real estate and personal property tax bills for the period through Closing (which shall be payable on or before December 31, 2000) will be issued subsequent to May 1, 2000, the True Up and the Reproration Date with respect to real estate taxes and personal property taxes shall be postponed to a date as soon as practicable after the date such costs are determined, but in any event prior to December 31, 2000.

4.   Service Contracts.  Section 11.M. of the Initial Agreement provided that
     -----------------
Purchaser is obligated to assume the Existing Capital Service Contracts, any Service Contracts consented to (or deemed to be consented to) by Purchaser in accordance with Section 9.F.1. or Section 11.V. of the Initial Agreement, and those Terminable Service Contracts that Purchaser elects to assume on or before the expiration of the Inspection Period. Notwithstanding that Purchaser did not provide such notice prior to expiration of the Inspection Period, Seller and Purchaser hereby acknowledge and agree that Purchaser shall be obligated to assume the Terminable Service Contracts set forth on SCHEDULE I attached hereto
                                                     ----------
and made a part hereof.

5.   Utility Deposits-Letter of Credit with Water Company and Electric Company.
     -------------------------------------------------------------------------
Seller presently has a $6,000 letter of credit (the "Water L/C") posted with the Water Works Board of Birmingham (the "Water Board") and a $86,000 letter of credit (the "Power L/C"; the Water L/C and the Power L/C are collectively referred to herein as the "L/C") with the Alabama Power Company ("Alabama Power") as a utility deposit. Purchaser and Seller acknowledge that, once Closing occurs, the L/C is to be returned to the Seller upon Closing and Purchaser shall be obligated promptly after Closing to post any deposits that the Water Board and/or Alabama Power may require to be posted to provide service to the Property. Subsequent to Closing, Purchaser shall provide its reasonable cooperation to Seller to facilitate the return of the L/C to Seller. In the event that the Water Board and/or Alabama Power shall draw upon the Water L/C or the Power L/C, as applicable, after Closing with respect to any amounts payable by Purchaser after Closing, Purchaser shall be obligated to promptly reimburse Seller for any such amounts.

6.   Obtaining Lien Waivers Post-Closing. Certain of the Service Contracts to be
     -----------------------------------
assumed by Purchaser at Closing pursuant to the Service Contract Assignment are ongoing construction contracts. In the event that Seller has not obtained unconditional lien waivers as of Closing from parties to such construction contracts for amounts paid by Seller as of Closing, Purchaser shall provide its reasonable cooperation to Seller after Closing to assist Seller in obtaining unconditional lien waivers for amounts paid by Seller as of Closing. In addition, upon request from Seller after Closing and provided that the work has been completed and paid for by Purchaser, Purchaser shall provide copies of final lien waivers under any construction contracts assumed by Purchaser at Closing .

7.   Ratification. It is expressly understood and agreed that the Original
     ------------
Agreement, as hereby amended, shall continue in full force and effect in accordance with its terms and all references in the Original Agreement to the term "Agreement" shall mean the Original Agreement as modified by this Amendment.

8.   Section Headings.  The section headings used herein are for reference
     ----------------
purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

9.   Governing Law.  This Amendment shall be governed by and construed in
     -------------
accordance with the laws of the State of Alabama.

10.  Counterparts; Facsimile Signatures.  This Amendment may be executed in two
     ----------------------------------
or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Furthermore, this Amendment transmitted by via facsimile shall be treated in all manners and respects as an original document and any signature thereon shall be considered an original signature and shall have the same binding legal effect as the original document.

11.  Conflict.  In the event of a conflict between the terms and provisions of
     --------
the Original Agreement and this Amendment, the terms and provisions of this Amendment shall control.

     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Amendment as of the date first above written.

                              SELLER:

                              FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES VIII, a Florida limited partnership

                              By:  First Capital Financial Corporation, a
                                   Florida corporation, its general partner

                                   By:______________________________________
                                   Name:____________________________________
                                   Title:___________________________________


                              PURCHASER:

                              METROPLEX, L.L.C., an Alabama limited liability company

                              By:  KBC, L.L.C., its Manager

                                   By:______________________________________
                                   Name:____________________________________
                                   Title:___________________________________

                              PARCEL II, L.L.C., an Alabama limited liability company

                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________

                                  SCHEDULE I
                                  ----------

                  TERMINABLE SERVICE CONTRACTS TO BE ASSUMED
                  ------------------------------------------

1.  Ace Window
2.  Bagby Elevator
3.  Browning Ferris
4.  Entergy Security
5.  Environmental Design
6.  Graphic Corp.
7.  Message Technology
8.  Page Net
9.  Prichard Industries
10. Waynes Pest Control
11. Gentry's Tropical Foliage